UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HTGC	New York Stock Exchange
6.25% Notes due 2033	HCXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securitization Transaction

On June 22, 2022, Hercules Capital, Inc. (the “Company”) completed a term debt securitization in connection with which an affiliate of the Company completed a private placement of $150,000,000 in aggregate principal amount of fixed-rate asset-backed notes (the “Class A Notes”). The Company engaged Kroll Bond Rating Agency, Inc. to rate the Class A Notes. The Class A Notes were issued by Hercules Capital Funding Trust 2019-1 (the “Issuer”) pursuant to an indenture, dated as of June 22, 2022 by and between the Issuer and U.S. Bank Trust Company, National Association, as trustee, and were sold to the holders thereof pursuant to a note purchase agreement, dated as of June 22, 2022, by and among the Company, the Issuer, Hercules Capital Funding 2019-1 LLC, as Trust Depositor (the “Trust Depositor”) and each of the investors party thereto. The Class A Notes are backed by a pool of senior loans made to certain portfolio companies of the Company and secured by certain assets of those portfolio companies and are to be serviced by the Company. The outstanding principal balance of the pool of loans as of June 22, 2022 was approximately $236.2 million. Interest on the Class A Notes will be paid, to the extent of funds available. The Class A Notes will bear interest at a fixed rate of 4.95% per annum and have a legal final payment date of July 20, 2031.

As part of this transaction, the Company entered into a sale and contribution agreement with the Trust Depositor under which the Company has agreed to sell or has contributed to the Trust Depositor certain senior loans made to certain portfolio companies of the Company (the “Loans”).

The Class A Notes are secured obligations of the Issuer and are non-recourse to the Company. The Issuer also entered into an indenture governing the Class A Notes. In addition, the Trust Depositor entered into an amended and restated trust agreement.

The Loans will be serviced by the Company pursuant to a sale and servicing agreement. The Company will perform certain servicing and administrative functions with respect to the Loans. The Company will be entitled to receive a monthly fee from the Issuer for servicing the Loans. This servicing fee will equal the product of one-twelfth (or in the case of the first payment date, a fraction equal to the number of days from and including May 31, 2022 through and including July 4, 2022 over 360) of 2.00% and the aggregate outstanding principal balance of the Loans, excluding all defaulted Loans and all purchased Loans, as of the first day of the related collection period (the period from the 5th day of the immediately preceding calendar month through the 4th day of the calendar month in which a payment date occurs, and for the first payment date, the period from and including May 31, 2022, to the close of business on July 4, 2022).

The Company will also serve as administrator to the Issuer under an administration agreement.

The foregoing descriptions of the sale and servicing agreement, the sale and contribution agreement, the note purchase agreement, the administration agreement, the indenture and the amended and restated trust agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the sale and servicing agreement, the sale and contribution agreement, the note purchase agreement, the administration agreement, the indenture and the amended and restated trust agreement, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

Issuance of Notes

On June 23, 2022, the Company and certain qualified institutional investors entered into the second supplement to the note purchase agreement dated as of February 5, 2020. The supplement provides for the issuance of $50,000,000 in aggregate principal amount of senior unsecured notes with a fixed interest rate of 6.00% per year (the “June Notes”). The June Notes will mature on June 23, 2025 unless redeemed, purchased, or prepaid prior to such date by the Company or its affiliates in accordance with their terms.

Interest on the June Notes will be due semiannually. In addition, the Company is obligated to offer to repay the June Notes at par if an externalization or certain change in control events occur. The June Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.

The note purchase agreement, as modified by the supplement, contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a business development company within the meaning of the Investment Company Act of 1940, as amended, minimum shareholders’ equity, maximum debt to equity ratio and minimum unencumbered asset coverage ratio. The note purchase agreement, as modified by the supplement, also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, cross-default under other indebtedness of the Company or subsidiary guarantors, certain judgements and orders, and certain events of bankruptcy.

The description above is only a summary of the material provisions of the note purchase agreement and the supplement and is qualified in its entirety by reference to the copies of the note purchase agreement, which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 6, 2020, and the supplement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

The Company intends to use the net proceeds from the offering of the Class A Notes and the June Notes (i) to pay down existing credit facilities, (ii) to fund investments in debt and equity securities in accordance with its investment objective, and (iii) for other general corporate purposes. The Class A Notes and the June Notes were offered in reliance on Section 4(a)(2) of Securities Act, as amended (the “Securities Act”). The Class A Notes and the June Notes have not and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable. The information on this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Class A Notes or the June Notes or any other securities.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Joseph F. Hoffman and Doreen Woo Ho each retired from Board of Directors of the Company (the “Board”) as Class III independent directors following the expiration of their then-current terms at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) held on June 23, 2022. Neither Mr. Hoffman’s nor Ms. Woo Ho’s decision to retire resulted from any disagreements with management or the Board. Mr. Hoffman most recently served as chair of the Audit Committee and as a member of the Nominating and Governance Committee (the “Governance Committee”). Ms. Woo Ho most recently served as chair of the Governance Committee. Following Mr. Hoffman’s and Ms. Woo Ho’s retirement, on June 23, 2022, the Board appointed Wade Loo and Thomas J. Fallon to serve as the chairs of the Audit Committee and Governance Committee, respectively.

On June 23, 2022, the Board elected DeAnne Aguirre as an independent director of the Company. There are no arrangements or understandings between Ms. Aguirre and any other persons pursuant to which Ms. Aguirre was elected as a director of the Company. Ms. Aguirre will be entitled to the applicable annual retainer and restricted stock awards pursuant to the Company’s director compensation arrangements, under terms consistent with those previously disclosed by the Company. Ms. Aguirre will also be entitled to enter into an indemnification agreement with the Company. Ms. Aguirre will hold office as a Class III director for a term expiring in 2025 and will serve on the Governance Committee.

Ms. Aguirre currently serves as a member of the board of directors of Cisive, a global technology-enabled compliance solutions company. She retired in 2020 from PricewaterhouseCoopers as Managing Partner (CEO equivalent) of the North America Strategy Business, where she was accountable for one-half of the global strategy business across Canada, the U.S. and Mexico, including business development, profitability, talent and operations. From 1991 to 2015, Ms. Aguirre held positions at Booz & Co./Booz Allen Hamilton from Technology Leader to Global Co-leader, Organization & Strategic Leadership Business. At Booz Allen Hamilton, she led the Southern Cone (Brazil, Argentina and Chile) Technology business and was elected by her partners to the global board of directors, on which she served for nine years. During her board tenure, she was the chair of the audit and compensation committees. Ms. Aguirre received her Bachelor of Science in Mathematics, with emphasis in Computer Science, from Fort Hays State University and her Master of Science in Business Administration from the Stanford University Graduate School of Business.

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 23, 2022, the Company held the Annual Meeting. As of April 25, 2022, the record date for the Annual Meeting, 123,880,353 shares of the Company’s common stock were outstanding and entitled to vote.

The following matters were submitted at the Annual Meeting, including any adjournments thereof, to the stockholders for consideration to:

1.	Elect two directors who will serve for a term expiring 2025, or until his successor is elected and qualified: Scott Bluestein and Wade Loo.

2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.

3.	Ratify the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent public accounting firm for the year ending December 31, 2022.

Messrs. Bluestein and Loo were each elected to serve as a director for the term specified above, or until his successor is elected and qualified, and proposal 2 and proposal 3 were approved by the Company’s stockholders. The detailed voting results of the shares voted with regards to each of these matters are as follows:

1.	Election of Directors.

	For	Withheld
Scott Bluestein	33,911,299	11,473,659
Wade Loo	33,159,041	12,225,917

Continuing directors are as follows: Robert P. Badavas, Gayle Crowell, Thomas J. Fallon, Brad Koenig, Wade Loo, Pam Randhawa and Scott Bluestein. In addition, the Board appointed Ms. Aguirre subsequent to the Annual Meeting as disclosed in Item 5.02, above. With the exception of Mr. Bluestein, each director is independent for purposes of the Investment Company Act of 1940, as amended, and the applicable rules of the New York Stock Exchange.

2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain
38,334,257	5,214,363	1,836,338

The Company’s named executive officer compensation was approved.

3.	Ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent public accounting firm.

For	Against	Abstain
87,755,538	1,482,137	645,876

The appointment of PricewaterhouseCoopers LLP was ratified.

Item 8.01. Other Events

On June 23, 2022, the Company issued a press releases announcing the issuance of the Class A Notes and the June Notes. On June 24, 2022, the Company issued a press release announcing the appointment of Ms. Aguirre as an independent member of the Board. Copies of both press releases are attached as exhibits to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K, including the press release attached hereto as Exhibit 99.1, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The information disclosed herein is made as of the date hereof. Actual events, including the use of proceeds from the offering of the Notes, may differ from those described herein. These forward-looking statements are not guarantees of future events and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although the Company believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements for subsequent events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated June 23, 2022

99.2	Press Release dated June 24, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

June 27, 2022	By:	/s/ Kiersten Zaza Botelho
Kiersten Zaza Botelho General Counsel